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                                                                     Exhibit 5.1

                           [CORN PRODUCTS LETTERHEAD]


                                 August  9, 1999



Corn Products International, Inc.
P.O. Box 345
6500 South Archer Road
Bedford Park, Illinois  60501-1933


     Re: Registration Statement on Form S-3
         $600,000,000 aggregate initial public offering price of Debt Securities
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Ladies and Gentlemen:

                  I refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Corn Products International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shelf registration of $600,000,000 principal amount of the Company's debt securities (the "Debt Securities"). The Debt Securities are to be issued under an Indenture (the "Indenture") in the form of
Exhibit 4.1 hereto between the Company and The Bank of New York, as trustee (the "Trustee").

                  I am familiar with the proceedings to date with respect to the proposed issuance and sale of the debt securities and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

                  Based on the foregoing, I am of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

                  2. The Company has corporate power and authority to execute and deliver the Indenture and to authorize and sell the Debt Securities.

                  3. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity,


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regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed (or transmitted for filing) with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company shall have taken appropriate corporate action authorizing the issuance and sale of such series of Debt Securities as contemplated by the Indenture and the resolutions heretofore adopted by the Board of Directors of the Company; and (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered against payment of the agreed consideration therefor.

                  For the purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to the Company and the validity, legally binding character or enforceability of the Debt Securities, and that such laws will be the only laws applicable to the Company and the Debt Securities. I have further assumed that neither the Certificate of Incorporation or By-laws of the Company nor the Indenture will have been materially modified or amended, and all thereof will be in full force and effect.

                  I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to sales of the Debt Securities.

                  This opinion is limited to the Securities Act, the laws of the State of Illinois and the Delaware General Corporation Law. I note that the Indenture and the Debt Securities are expressly governed by the laws of the State of New York and, for the purposes of rendering the opinion set forth in paragraph 3 hereof, I have assumed that the substantive laws of the State of Illinois are substantially identical to those of the State of New York. I express no opinion and make no representation as to the appropriateness of such assumption.

                  I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement.

                                             Very truly yours,

                                             /s/ MARCIA E. DOANE

                                             Marcia E. Doane
                                             Vice President, General Counsel
                                               and Secretary